                                                                   EXHIBIT 10.36

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of September 5, 2000, by and between Champion Enterprises, Inc, a Michigan corporation (the "Corporation"), and Joseph H. Stegmayer ("Consultant").

                              W I T N E S S E T H:

WHEREAS, Consultant is experienced in the financial matters of large, publicly held companies and the business of the Corporation; and

WHEREAS, the Corporation desires to retain Consultant and has offered to engage Consultant to render consulting and advisory services to the Corporation.

NOW, THEREFORE, in consideration of the premises, as well as for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Corporation and Consultant agree as follows:

1. Services to be Performed. The Corporation engages Consultant to perform, and Consultant hereby accepts such engagement and agrees to perform, services as a consultant and advisor to the Corporation as may reasonably be requested by the President of the Corporation from time to time.

2. Extent and Place of Services. During the term of this Agreement, Consultant shall make available to the Corporation the benefit of his knowledge, experience and advice on such matters, at such times and in such manner as shall be requested by the President of the Corporation. Services to be performed by Consultant pursuant to this Agreement shall be performed at such times and at such places as shall reasonably be determined by the President of the Corporation but shall not require relocation or extensive travel.

3. Compensation and Expenses. As compensation for Consultant's services hereunder, the Corporation shall pay to Consultant 75,000 shares of the common stock of Corporation. The shares shall be transferred to Consultant on or shortly after January 2, 2001 and Corporation will promptly undertake to register the shares for federal securities laws purposes. Corporation shall reimburse Consultant for reasonable out of pocket expenses incurred by Consultant in connection with the performance of services pursuant to this Agreement. Payments to Consultant under this Agreement shall not be subject to withholding taxes unless required by law. Consultant shall be responsible for any income, employment, self-employment or similar taxes due and owing as a result of payments under this Agreement.

4. Term. This Agreement shall commence on the date of conclusion of employment and shall continue in full force and effect until December 31, 2000.

5. Independent Contractor Status. In the performance of services under this Agreement, Consultant is an independent contractor. Nothing in this Agreement shall either constitute, or be deemed to constitute, Consultant to be an employee, officer, agent, partner, principal, or joint venturer of the Corporation for any purpose whatsoever, or give rise to a relationship between Consultant and the Corporation other than one of independent contractor to the Corporation. In any action on behalf of the Corporation Consultant shall represent himself only as an independent contractor.

6. Proprietary Information and Confidentiality. Consultant hereby agrees to keep in strict confidence all Confidential Information of which he becomes aware during the term of this Agreement. Consultant shall not use the Confidential Information for any purpose except as necessary for performance under this Agreement. Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity the Confidential Information. The term "Confidential Information" shall have the meaning ascribed to that term in the Employment Agreements, as defined in the Agreement and General Release executed today by and between the parties.

7. Enforcement. (a) In the event that either party breaches any of its duties or obligations under this Agreement, the other party may, at its sole option, (i) terminate this Agreement by giving written notice of termination to the other whereupon the nonbreaching party shall be released and discharged of all liabilities, duties and obligations hereunder whatsoever; (ii) sue for specific performance of the duties and obligations hereunder; (iii) seek injunctive relief to prevent activities prohibited hereby; and/or (iv) exercise any other right or remedy available at law, in equity or otherwise. The parties acknowledge and agree that the injury from the breach of certain provisions of this Agreement will be incalculable and irremediable and that it will be extremely difficult, if not impossible, to accurately measure the damage from any such breach. Accordingly, the parties agree that upon any breach of this Agreement remedies at law may be inadequate. The parties further agree that the nonbreaching party shall be entitled, in addition to any other rights or remedies available to it, as a matter of right, to institute legal proceedings in any court of competent jurisdiction and seek equitable and legal relief.
         (b) No failure by a party to exercise any right, power or remedy hereunder or under applicable law shall affect such right, power or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or remedy hereunder or under applicable law. The rights and remedies of the parties are cumulative to all rights and remedies under applicable law.

8. Notices. Any notice, report or other statement required or permitted to be given under this Agreement shall be deemed to have been given and received for all purposes if personally delivered, sent by fax or sent by first class mail, postage prepaid, to the address of the respective party set forth below:

If to the Corporation:              Champion Enterprises, Inc
                                    2701 Cambridge Court, Suite 300
                                    Auburn Hills, MI  48326
                                    Attn: Walter R. Young   Fax: 248-340-9345
If to Consultant:                   Joseph H. Stegmayer

                                    2023 Hickory Trail
                                    Rochester Hills, MI 48309

9. Applicable Law. This Agreement shall be governed by Michigan law.

10. Integration. This writing constitutes the entire agreement between the parties and shall supersede all previous or contemporaneous negotiation, commitments, agreements, understandings and writing with respect to the matters set forth herein.

11. Modification. This Agreement shall be amended, modified or restated only by a writing indicating on its face that it is an amendment, modification or restatement of this Agreement and signed by each party.

12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Corporation and its successors. The duties, obligations, powers and responsibilities of Consultant under this Agreement are personal unto Consultant and shall not be assigned or otherwise transferred.

13. Headings; Severability. The section headings herein are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Agreement. Each section and subsection of this Agreement shall be treated as severable. If any section or subsection shall be found illegal, invalid or unenforceable, this Agreement shall be interpreted, and shall remain in full force and effect, as though such section had never been contained in this Agreement.

14. Waiver. No waiver of any provision of, or breach of, this Agreement shall be either construed as a continuing waiver, or constitute a waiver of any other provision or breach.







                       THIS SPACE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Corporation and by Consultant as of the day and year first above written.


                                        Champion Enterprises, Inc.
                                        A Michigan corporation


                                        By: _____________________________
                                                 Walter R. Young, Jr.
                                                 Chairman, President and CEO



                                        Consultant

                                        _________________________________
                                                 Joseph H. Stegmayer